UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2016

Monogram Residential Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36750	20-5383745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5800 Granite Parkway, Suite 1000

Plano, Texas

75024

(Address of principal executive offices)

(Zip Code)

(469) 250-5500

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with a review and assessment of the corporate governance policies of Monogram Residential Trust, Inc., a Maryland corporation, (the “Company”), by the Company’s Board of Directors (the “Board”), the Board has approved and implemented a corporate governance initiative that the Board believes is in the best interests of the Company and its stockholders.

On June 17, 2016, the Board adopted a resolution to opt out of Section 3-803 and Section 3-804(a) of the Maryland General Corporation Law and in connection therewith filed articles supplementary with the State Department of Assessments and Taxation of Maryland.  The effect of this filing is to prohibit the Company, without the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors, from classifying its board of directors or from raising the threshold for removal of a director from a majority to two-thirds of the shares entitled to be cast generally in the election of directors.

The foregoing summary of the articles supplementary is qualified in its entirety by reference to the text of the articles supplementary, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
3.1	Articles Supplementary filed with the State Department of Assessments and Taxation of Maryland on June 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONOGRAM RESIDENTIAL TRUST, INC.
(Registrant)

June 20, 2016	/s/ Daniel J. Rosenberg
Daniel J. Rosenberg
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles Supplementary filed with the State Department of Assessments and Taxation in Maryland on June 17, 2016